Exhibit 3.3 FOURTH AMENDED AND RESTATED BYLAWS OF ATRICURE, INC. (a Delaware corporation)

TABLE OF CONTENTS

Page

ARTICLE I - CORPORATE OFFICES 1
1.1 REGISTERED OFFICE. 1
1.2 OTHER OFFICES. 1

ARTICLE II - MEETINGS OF STOCKHOLDERS 1
2.1 PLACE OF MEETINGS 1
2.2 ANNUAL MEETING. 1
2.3 SPECIAL MEETING. 1
2.4 ADVANCE NOTICE PROCEDURES; NOTICE OF STOCKHOLDERS' MEETINGS. .... ~~1~~2
2.5 NOTICE; MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. 3
2.6 QUORUM. .... ~~3~~4
2.7 ADJOURNED MEETING; NOTICE. 4
2.8 CONDUCT OF BUSINESS. .... ~~4~~5
2.9 VOTING. .... ~~4~~5
2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING 5
2.11 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS. 5
2.12 PROXIES. .... ~~5~~6
2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE. 6
2.14 INSPECTORS OF ELECTION. .... ~~6~~7
2.15 DELIVERY TO THE CORPORATION 7

ARTICLE III - DIRECTORS 7
3.1 POWERS. 7
3.2 NUMBER OF DIRECTORS. .... ~~7~~8
3.3 ELECTION~~, QUALIFICATION~~ AND TERM OF OFFICE OF DIRECTORS. .... ~~7~~8
3.4 QUALIFICATIONS 9
~~3.4~~3.5 RESIGNATION AND VACANCIES. .... ~~8~~10
~~3.5~~3.6 PLACE OF MEETINGS; MEETINGS BY TELEPHONE .... ~~9~~10
~~3.6~~3.7 REGULAR MEETINGS. .... ~~9~~11
~~3.7~~3.8 SPECIAL MEETINGS; NOTICE. .... ~~9~~11
~~3.8~~3.9 QUORUM. .... ~~10~~11
~~3.9~~3.10 .... BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING .... ~~10~~12
~~3.10~~3.11 .... FEES AND COMPENSATION OF DIRECTORS. .... ~~10~~12

ARTICLE IV - COMMITTEES .... ~~10~~12
4.1 COMMITTEES OF DIRECTORS. .... ~~10~~12
4.2 COMMITTEE MINUTES. .... ~~11~~12

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4.3 MEETINGS AND ACTION OF COMMITTEES. .... ~~11~~13

ARTICLE V - OFFICERS .... ~~11~~13
5.1 OFFICERS. .... ~~11~~13
5.2 APPOINTMENT OF OFFICERS. .... ~~12~~13
5.3 SUBORDINATE OFFICERS. .... ~~12~~13
5.4 REMOVAL AND RESIGNATION OF OFFICERS. .... ~~12~~14
5.5 VACANCIES IN OFFICES. .... ~~12~~14
5.6 REPRESENTATION OF ~~SHARES~~ SECURITIES OF OTHER ~~CORPORATIONS~~ENTITIES. .... ~~12~~14
5.7 AUTHORITY AND DUTIES OF OFFICERS. .... ~~13~~14

ARTICLE VI - RESERVED .... ~~13~~14

ARTICLE VII - GENERAL MATTERS .... ~~13~~15
7.1 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS. .... ~~13~~15
7.2 STOCK CERTIFICATES; PARTLY PAID SHARES. .... ~~13~~15
7.3 SPECIAL DESIGNATION ON CERTIFICATES. .... ~~14~~15
7.4 LOST CERTIFICATES. .... ~~14~~16
7.5 CONSTRUCTION; DEFINITIONS. .... ~~14~~16
7.6 DIVIDENDS. .... ~~14~~16
7.7 FISCAL YEAR. .... ~~14~~16
7.8 SEAL. .... ~~15~~17
7.9 TRANSFER OF STOCK. .... ~~15~~17
7.10 STOCK TRANSFER AGREEMENTS. .... ~~15~~17
7.11 REGISTERED STOCKHOLDERS. .... ~~15~~17
7.12 WAIVER OF NOTICE. .... ~~15~~17

ARTICLE VIII - ~~NOTICE BY ELECTRONIC TRANSMISSION16~~RESERVED 17

~~8.1 NOTICE BY ELECTRONIC TRANSMISSION. .... 16~~
~~8.2 DEFINITION OF ELECTRONIC TRANSMISSION. .... 16~~
~~8.3 INAPPLICABILITY. .... 17~~

ARTICLE IX - INDEMNIFICATION .... ~~17~~18
9.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS. .... ~~17~~18
9.2 INDEMNIFICATION OF OTHERS. .... ~~17~~18
9.3 PREPAYMENT OF EXPENSES. .... ~~17~~19
9.4 DETERMINATION; CLAIM. .... ~~18~~19
9.5 NON-EXCLUSIVITY OF RIGHTS. .... ~~18~~19
9.6 INSURANCE. .... ~~18~~20
~~9.7 OTHER INDEMNIFICATION. .... 19~~
~~9.8~~9.7 AMENDMENT OR REPEAL. .... ~~19~~20
9.8 SUBROGATION. 20

ARTICLE X - AMENDMENTS .... ~~19~~20

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ARTICLE XI – FORUM SELECTION……………………………………………………………..21
11.1 FORUM SELECTION GENERALLY………………………………………..21
11.2 SECURITIES ACT FORUM SELECTION…………………………………...21
11.3 CONSENT………………………………………………………………….21

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1 FOURTH AMENDED AND RESTATED BYLAWS OF ATRICURE, INC. ARTICLE I - CORPORATE OFFICES 1.1 REGISTERED OFFICE. The registered office of AtriCure, Inc. (the “corporation”) shall be fixed in the corporation’s certificate of incorporation, as the same may be amended from time to time (the “certificate of incorporation”). 1.2 OTHER OFFICES. The corporation’s Board of Directors (the “Board”) may at any time establish other offices at any place or places where the corporation is qualified to do business. ARTICLE II - MEETINGS OF STOCKHOLDERS 2.1 PLACE OF MEETINGS. Meetings of stockholders shall be held at any place (if any), within or outside the State of Delaware, as designated by the corporation’s Board of Directors (the “Board”) (or its designee). The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office. The corporation may postpone, reschedule or cancel any meeting of the stockholders previously scheduled by the Board. 2.2 ANNUAL MEETING. The annual meeting of stockholders shall be held each year on a date and time designated by the Board (or its designee). At the annual meeting, directors shall be elected and any other proper business may be transacted. 2.3 SPECIAL MEETING. A special meeting of stockholders may be called at any time by the Board, chairperson of the Board, chief executive officer or president (in the absence of a chief executive officer), but such special meetings may not be called by any other person or persons. No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

2 2.4 ADVANCE NOTICE PROCEDURES; NOTICE OF STOCKHOLDERS’ MEETINGS. (i) At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (B) otherwise properly brought before the meeting by or at the direction of the Board, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days, and not more than one hundred fifty (150) calendar days, before the one year anniversary of the date on which the corporation first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year’s meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred fifty (150) calendar days in advance of such annual meeting and ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the corporation that are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business, and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (i). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (i), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted. (ii) Only persons who are nominated in accordance with the procedures set forth in this paragraph (ii) shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders by or at the direction of the Board or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (ii). Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the secretary of the corporation in accordance with the provisions of paragraph (i) of this Section 2.4. Such stockholder’s notice shall set forth (a) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age,

3 business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (b) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (i) of this Section 2.4. At the request of the Board, any person nominated by a stockholder for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (ii). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded. These provisions shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board, but in connection therewith no new business shall be acted upon at any such meeting unless stated, filed and received as herein provided. Notwithstanding anything in these bylaws to the contrary, no business brought before a meeting by a stockholder shall be conducted at an annual meeting except in accordance with procedures set forth in this Section 2.4. All notices of meetings of stockholders shall be sent or otherwise given in accordance with either Section 2.5 or Section 8.1 of these bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise required by applicable law. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. 2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of stockholders shall be deemed given: as provided in Section 232 of the DGCL. (i) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the corporation’s records; or (ii)if electronically transmitted, as provided in Section 8.1 of these bylaws. An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or any other agent of the corporation that the notice has been given by mail or by a form of

4 electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein. 2.6 QUORUM. Except as otherwise required by law or the certificate of incorporation, the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum is not present or represented by proxy at any meeting of stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. 2.7 ADJOURNED MEETING; NOTICE. When a meeting is adjourned to another time or place (if any) (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place (if any ) thereof, and the means of remote communications (if any ) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, displayed, during the time proxy holders scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or set forth in the notice of the meeting given in accordance with Section 222 of the DGCL. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. 2.8 CONDUCT OF BUSINESS. Each of the chairperson of the meeting and the Board Such person as the Board may have designated or, in the absence of such a person, the chief executive officer, or in his or her absence, the president, shall call to order any meeting of the stockholders and act as chairperson of the meeting. In the absence of the secretary of the corporation, the secretary of the meeting shall be such person as the chairperson of the meeting appoints. The Board may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of the meeting shall have the authority to adopt and enforce rules and regulations providing for the orderly conduct of the meeting and the safety of those in attendance, including

5 without limitation as, in the judgement of the chairperson of the meeting, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board or by the chairperson of the meeting, may include, without limitation, the authority to: (i) determine when the polls will open and close on items submitted for stockholder action and matters which are to be voted on by ballot (if any); (ii) establish an agenda or order of business for the meeting and fix the time allotted for consideration of each agenda item and for questions and comments by persons in attendance; (iii) adopt rules for determining who may pose questions and comments during the meeting; (iv) adopt rules for determining who may attend the meeting; and or participate in the meeting, including, without limitation, so limiting such attendees or participants to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies, qualified representatives (including rules around who qualifies as such) and such other persons as the chairperson of the meeting shall permit; (v) adopt procedures, if any, requiring attendees to provide the corporation advance notice of their intent to attend the meeting; (vi) adopt rules and procedures for maintaining order at the meeting and the safety of those present; and (vii) adopt restrictions on entry to the meeting after the time fixed for the commencement thereof. The chairperson may adjourn or recess any meeting of stockholders, whether or not there is a quorum present at the meeting, and notice of such adjournment or recess need be given only if required by law. 2.9 VOTING. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL. Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. The stockholders of the corporation shall not have the right to cumulate their votes for the election of directors of the corporation. 2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof of stock of the corporation having a preference over the Common Stock as dividend or upon liquidation, and except as otherwise provided in the certificate of incorporation, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders. 2.11 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS. (i) In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so

6 fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. (ii) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 2.11 at the adjourned meeting. (iii) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which such record date shall not precede the date upon which the resolution fixing the record date is adopted, and which such record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. 2.12 PROXIES. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed and in accordance with the procedure established for the meetingSection 212 of the DGCL, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use of the Board. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person. 2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten no later than the tenth (1010th) days day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order,

7 and showing the address of each stockholder and the number of shares registered in the name of each stockholder, provided, however if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to ending on the day before the meeting date; (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s principal executive office. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. 2.14 INSPECTORS OF ELECTION. Before any meeting of stockholders, the Board corporation shall appoint an inspector or inspectors of election to act at the meeting or its any adjournment thereof and make a written report thereof. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy. Such inspectors shall: (i) determine ascertain the number of shares outstanding and the voting power of each, and determine the number of shares represented at the meeting, the existence of a quorum, and validity of proxies and ballots; (ii) count all votes and ballots; (iii) determine and retain for a reasonable period of time a record of all the disposition of any challenges made to any determination by the inspector(s); and (iv) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors of election Each inspector before entering upon the discharge of the duties of inspector, shall take and sign an oath to faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. 2.15 DELIVERY TO THE CORPORATION.

8 Irrespective of Section 116 of the DGCL, whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation, letter or other document or agreement), such document or information must be in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested. ARTICLE III - DIRECTORS 3.1 POWERS. Subject to the provisions of the DGCL and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. 3.2 NUMBER OF DIRECTORS. The authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of not less than six (6) nor more than twelve (12) members. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. 3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS. Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the next annual meeting and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors. (i) The corporation has established a majority voting standard in uncontested elections of directors. In an uncontested election of directors (i.e., an election where , as of the tenth (10th) day preceding the date the corporation first gives its notice of meeting for such meeting to stockholders, the number of nominees does not exceed the number of directors to be elected at the meeting), each director shall be elected by the vote of the a majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present. In any election of directors that is not an uncontested election, directors shall be elected by a plurality of the votes cast. For purposes of this Section 3.3, “a majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director’s election. “Abstentions” and “broker non-votes” shall not be counted as votes cast with respect to a director’s election. (ii) Following certification of the stockholder vote in an uncontested election, any incumbent director who received a greater number of votes “against” his or her election than votes “for” his or her election shall promptly tender his or her resignation, contingent upon

9 acceptance of such resignation by the Board in accordance with this Section 3.3, to the chairman chairperson of the Board. The chairman chairperson of the Board shall inform the chairman chairperson of the Nominating and Corporate Governance Committee of such tender of resignation and the Nominating and Corporate Governance Committee shall promptly consider such resignation and recommend to the Board whether to accept the tendered resignation or reject it. In deciding upon its recommendation, the Nominating and Corporate Governance Committee shall consider all relevant factors including, without limitation, the length of service and qualifications of the director who has tendered his or her resignation and the director’s contributions to the corporation and the Board. (iii) The Board shall act on the Nominating and Corporate Governance Committee’s recommendation no later than ninety (90) days following certification of the stockholder vote. The Board shall consider the factors considered by the Nominating and Corporate Governance Committee and such additional information and factors the Board deems relevant. The corporation shall promptly publicly disclose the decision of the Board and, if applicable, the reasons for rejecting the tendered resignation, in a Report on Form 8-K filed with the Securities and Exchange Commission. (iv) If a director’s resignation is accepted by the Board, the Nominating and Corporate Governance Committee shall recommend to the Board whether to fill the vacancy created by such resignation or to reduce the size of the Board.Any director who tenders his or her resignation as provided above shall not participate in the Nominating and Corporate Governance Committee’s or the Board’s consideration of whether or not to accept his or her tendered resignation. (v) If a majority of the members of the Nominating and Corporate Governance Committee are required to tender their resignations as described above, the directors whom the board of directors has affirmatively determined to be independent in accordance with applicable stock exchange listing standards and who were not required to tender their resignations shall appoint a special committee of the Board to consider the tendered resignations and whether to accept or reject them. If all eligible independent directors described immediately above are required to tender their resignations in accordance with this Section 3.3, the Board shall consider each tendered resignation without the participation of the director whose resignation is under consideration, and determine to accept or reject the resignation. 3.4 QUALIFICATIONS. (i) For a person to be qualified to stand for election or re-election as a director, such person shall (1) in the case of an annual meeting of stockholders, no later than the one hundred twentieth (120th) day before the one year anniversary of the date on which the corporation first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders, or, in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year’s meeting, no later than the one hundred fiftieth (150th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of the meeting is first made by the corporation and (2) in the case of a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting, no later than the one

10 hundred fiftieth (150th) day prior to such special meeting or the tenth (10th) day following the date on which public announcement of the date of the special meeting is first made by the corporation, deliver, or shall cause to be delivered, to the secretary of the corporation the following: (a) such person’s written consent to being named in a proxy statement relating to the meeting of stockholders at which directors are to be elected and to serve if elected, and (b) a completed and signed written questionnaire with respect to the background, qualifications, stock ownership and independence of such person (the form of which shall be provided by the secretary within five (5) business days following a written request therefor). (ii) In addition to satisfying the qualifications set forth in the preceding paragraph, in the case of a person nominated for election or re-election as a director by a stockholder in accordance with the procedures set forth in the certificate of incorporation and these bylaws (a “Stockholder Nominee”), such Stockholder Nominee shall not be qualified to stand for election or re-election as a director unless the stockholder submitting such nomination delivers, within the time periods set forth in Section 3.4(i) of these bylaws, a written representation: (a) as to whether or not such stockholder, any beneficial owner on whose behalf such Stockholder Nominee’s nomination is made or any affiliate who controls either of the foregoing stockholder or beneficial owner, directly or indirectly (each a “Proponent”), will or is part of a group that will solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 (“Rule 14a- 19”) promulgated under the Securities Exchange Act of 1934, as amended, and (b) that, if a Proponent has represented that it (or a group of which such Proponent is a part) will conduct such a solicitation, such Proponent will (A) notify the corporation if such Proponent (or a group of which such Proponent is a part) no longer intends to solicit proxies in accordance with Rule 14a-19, which notice shall be delivered in writing to the secretary at the principal executive offices of the corporation no later than two (2) business days after the occurrence of such change in intent, and (B) promptly (and in any event no more than two (2) business days) after such Proponent (or a group of which such Proponent is a part) has solicited proxies in accordance with Rule 14a-19, provide the corporation with reasonable evidence, which may take the form of a statement and documentation from a proxy solicitor, demonstrating that the necessary steps have been taken to solicit holders of the corporation’s stock in accordance with Rule 14a-19; provided, however, that such Stockholder Nominee shall be disqualified from standing for election or re-election as a director if a Proponent acts contrary to any representation required by clause (a) or (b) of this Section 3.4(ii). (iii) The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

11 3.5 3.4RESIGNATION AND VACANCIES. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies. Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies occurring on the Board for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board, although less than a quorum. A person so elected by the Board to fill a vacancy or newly created directorship shall hold office until the next election and until his or her successor shall have been duly elected and qualified. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL. 3.6 3.5PLACE OF MEETINGS; MEETINGS BY TELEPHONE. The Board may hold meetings, both regular and special, at such places (if any) either within or outside the State of Delaware. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, as applicable, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. 3.7 3.6REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such time and at such place (if any) as shall from time to time be determined by the Board. 3.8 3.7SPECIAL MEETINGS; NOTICE. Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the authorized number of directors. The date, time and place, if any, of the meeting shall be determined by the person or persons who called the meeting in accordance with the preceding sentence.

12 Notice of the time and place (if any) of special meetings shall be: (i) delivered personally by hand or by telephone; (ii) sent by United States first-class mail, postage prepaid; (iii) sent by facsimile; or (iv) sent by electronic mail, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records. If the notice is (x) delivered personally by hand or by telephone, (y) sent by facsimile or (z) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting. 3.9 3.8QUORUM. At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. 3.10 3.9BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and . After an action is taken, the writing or writings or electronic transmission or transmissions are shall be filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made, and such consent shall be deemed to have been given for purposes of this section at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

13 3.11 3.10FEES AND COMPENSATION OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors. ARTICLE IV - COMMITTEES 4.1 COMMITTEES OF DIRECTORS. The Board may, by resolution passed by a majority of the authorized number of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve, or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation. 4.2 COMMITTEE MINUTES. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. 4.3 MEETINGS AND ACTION OF COMMITTEES. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of: (i) Section 3.5 (place of meetings and meetings by telephone); (ii) Section 3.6 (regular meetings); (iii) Section 3.7 (special meetings and notice); (iv) Section 3.8 (quorum); (v) Section 7.12 (waiver of notice); and (vi) Section 3.9 (action without a meeting)

14 with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However: (x) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee; (y) special meetings of committees may also be called by resolution of the Board; and (z)notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The the Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws. ARTICLE V - OFFICERS 5.1 OFFICERS. The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person. 5.2 APPOINTMENT OF OFFICERS. The Board shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws. 5.3 SUBORDINATE OFFICERS. The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers as the business of the corporation may require. Each of such officers shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine or as the Board may empower the chief executive officer (or in his or her absence, the president) to determine. 5.4 REMOVAL AND RESIGNATION OF OFFICERS. Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any officer may resign at any time by giving written notice or electronic transmission to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the

15 acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. 5.5 VACANCIES IN OFFICES. Any vacancy occurring in any office of the corporation shall be filled by the Board or as provided in Section 5.3 of these bylaws. 5.6 REPRESENTATION OF SHARES SECURITIES OF OTHER CORPORATIONSENTITIES. The chairperson of the Board, the vice chairperson of the Board, the chief executive officer, the president, any vice president, the chief financial officer, the treasurer or any assistant treasurer, the secretary or any assistant secretary of this corporation, or any other person authorized by the Board, the chief executive officer, the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares or other securities of or interests in any other corporation or corporations or other entity or entities standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority. 5.7 AUTHORITY AND DUTIES OF OFFICERS. All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board. ARTICLE VI - RESERVED Reserved. ARTICLE VII - GENERAL MATTERS 7.1 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS. The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, employee or employees, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances and may include the ability to delegate authority to other officers, employees or agents. Unless so authorized or ratified by the Board or within the agency power of an officer, agent or employee, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

16 7.2 STOCK CERTIFICATES; PARTLY PAID SHARES. The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by any two (2) authorized officers of the corporation (including, without limitation, the chairperson or vice-chairperson of the Board, or the president or vice- president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation ) representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon. 7.3 SPECIAL DESIGNATION ON CERTIFICATES. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. 7.4 LOST CERTIFICATES. Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or

17 uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. 7.5 CONSTRUCTION; DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person. If the certificate of incorporation provides for more or less than one (1) vote for any share, on any matter, every reference in these bylaws to a majority or other proportion of stock, voting stock or shares shall refer to such majority or other proportion of the votes of such stock, voting stock or shares. 7.6 DIVIDENDS. The Board, subject to any restrictions contained in either (i) the DGCL, or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the corporation’s capital stock. The Board may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. 7.7 FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by the Board. 7.8 SEAL. The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. 7.9 TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

18 7.10 STOCK TRANSFER AGREEMENTS. The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL. 7.11 REGISTERED STOCKHOLDERS. The corporation: (i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and (ii) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and (ii) (iii)shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware. 7.12 WAIVER OF NOTICE. Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws. ARTICLE VIII - NOTICE BY ELECTRONIC TRANSMISSION 8.1 NOTICE BY ELECTRONIC TRANSMISSION. (i) Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if: (a) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

19 (b) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. (ii) Any notice given pursuant to the preceding paragraph shall be deemed given: (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. 8.2 DEFINITION OF ELECTRONIC TRANSMISSION. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. 8.3 INAPPLICABILITY. Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL. ARTICLE VIII - RESERVED. Reserved. ARTICLE IX - INDEMNIFICATION 9.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended (but, in the case of any such amendment, any current or former director or officer of the corporation only to the extent that

20 such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or , arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether of a civil, criminal, administrative or , legislative, investigative or other nature (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, or officer, employee or agent of the corporation or , while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise or non-profit entity, including service with respect to employee benefit plans (an “indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer of the corporation or in any other capacity while serving as a director or officer of the corporation, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person indemnitee in connection with any such Proceeding. Notwithstanding the previous sentence, the corporation shall not be required to indemnify an indemnitee in connection with a Proceeding (or part thereof) initiated by such person only if indemnitee unless (i) the Proceeding (or part thereof) was authorized by the Board, except as provided in Section 9.4 of this Article IX with respect to proceedings to enforce rights to advancement or indemnification or (ii) the Proceeding (or part thereof) is initiated to enforce rights to indemnification or advancement of expenses as provided under Section 9.4 below or is a compulsory counterclaim brought by such indemnitee. Any reference to an officer of the corporation in this Article IX shall be deemed to refer exclusively to the chief executive officer, president, chief financial officer, secretary, treasurer, and any other officer of the corporation elected or appointed as such by the Board pursuant to Section 5.2 of these bylaws. 9.2 INDEMNIFICATION OF OTHERS. The corporation shall have the power to indemnify and hold harmless and advance expenses to, to the extent and in the manner permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. 9.3 PREPAYMENT OF EXPENSES. The corporation shall pay the expenses incurred by or on behalf of an indemnitee, and may pay the expenses incurred by any current or former employee or agent of the corporation, in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person or on behalf of an indemnitee in advance of the final

21 disposition of the Proceeding shall be made only upon receipt of an undertaking by the person indemnitee to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right of appeal that the person an indemnitee is not entitled to be indemnified under this Article IX or otherwise. 9.4 DETERMINATION; CLAIM. If a claim for indemnification or payment of expenses under this Article IX is not paid to an indemnitee in full within sixty (60) days , or if a claim for any advancement of expenses under this Article IX is not paid in full within twenty (20) days, after a written claim therefor has been received by the corporation, the indemnitee may file suit to recover the unpaid amount of such claimat any time thereafter file suit against the corporation in the Delaware Court of Chancery seeking an adjudication of entitlement to such indemnification or advancement of expenses. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard of conduct for indemnification set forth in Section 145 of the DGCL. In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard of conduct for indemnification set forth in Section 145 of the DGCL. Neither the failure of the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Section 145 of the DGCL, nor an actual determination by the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under applicable law, this Article IX or otherwise shall be on the corporation. 9.5 NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

22 9.6 INSURANCE. The corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL. 9.7 OTHER INDEMNIFICATION. The corporation’s obligation, if any, to indemnify any person who is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non- profit enterprise. 9.7 9.8AMENDMENT OR REPEAL. The provisions of this Article IX shall constitute a contract between the corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the corporation (whether before or after the adoption of these bylaws), in consideration of such person’s performance of such services, and pursuant to this Article IX the corporation intends to be legally bound to each such current or former The rights to indemnification and advancement of expenses provided by this Article IX shall not be deemed exclusive of any other rights which any person may have or hereafter acquire under any law, provision of director or officer of the corporation. With respect to current and former directors and officers of the corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these bylaws and such rights shall inure to the benefit of such person’s heirs, executors and administrators. With respect to any directors or officers of the corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the corporation. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification, or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the corporation in effect prior to the time of such repeal or modification.the certificate of incorporation or these bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The rights conferred upon indemnitees in this Article IX shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer of the corporation and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, repeal or modification of the foregoing provisions of this Article IX that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or

23 alleged occurrence of any action or omission to act that took place prior to such amendment, modification or repeal. 9.8 SUBROGATION. In the event of payment under this Article IX, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee (excluding insurance obtained on the indemnitee’s own behalf), and the indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights. ARTICLE X - AMENDMENTS These bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon. However, the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. ARTICLE XI – FORUM SELECTION 11.1 FORUM SELECTION GENERALLY. Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any current or former stockholder (including a current or former beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim that is based upon a violation of a duty owed by any current or former director, officer, employee, or stockholder of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation or its current or former directors, officers, employees, or stockholders arising pursuant to any provision of the DGCL or the certificate of incorporation or these bylaws, (iv) any action asserting a claim against the corporation or its current or former directors, officers, employees, or stockholders governed by the internal affairs doctrine, or (v) any action in the right of the corporation asserting a claim as to which the DGCL confers jurisdiction upon the Court of Chancery, shall be the Court of Chancery of the State of Delaware (or, if such court does not have, or declines to accept, jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware). To the fullest extent permitted by law, if any action the subject matter of which is within the scope of this Section 11.1 is filed in a court other than the Court of Chancery of the State of Delaware (or, if such court does not have, or declines to accept, jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) (a “foreign action”) by or on behalf of any current or former stockholder (including a current or former beneficial owner), such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the Court of Chancery (or the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, as applicable) in connection with any action brought in any such court to enforce this

24 Section 11.1 and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. 11.2 SECURITIES ACT FORUM SELECTION. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. 11.3 CONSENT. For the avoidance of doubt, this ARTICLE XI is intended to benefit and may be enforced by the corporation, the officers and directors of the corporation, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this this ARTICLE XI.

25 ATRICURE, INC. CERTIFICATE OF AMENDMENT OF BYLAWS The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary or Assistant Secretary of AtriCure, Inc., a Delaware corporation and that the foregoing bylaws, comprising 19 21 pages, were amended and restated on February 15effective July 30, 2018 2024 by the corporation’s board of directors. IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 15th 30th day of FebruaryJuly, 2018 2024. Secretary